Exhibit 3.4

	Mailing Address:	Location:
	PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
	Victoria BC V8W 9V3	Victoria BC

BC Registry Services	www.corporateonline.gov.bc.ca	1 877 526-1526

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies

Notice of Articles

BUSINESS CORPORATIONS ACT	T.K. SPARKS

This Notice of Articles was issued by the Registrar on:November 14, 2022 08:18 AM Pacific Time

Incorporation Number:	BC1332497

Recognition Date and Time: November 9, 2021 10:14 AM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:

ASEP MEDICAL INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:

800 - 885 WEST GEORGIA STREET	800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1	VANCOUVER BC V6C 3H1
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:

800 - 885 WEST GEORGIA STREET	800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1	VANCOUVER BC V6C 3H1
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Murphy, Timothy

Mailing Address:	Delivery Address:

203 - 815 HORNBY STREET	203 - 815 HORNBY STREET
VANCOUVER BC V6Z 2E6	VANCOUVER BC V6Z 2E6
CANADA	CANADA

Last Name, First Name, Middle Name:

Hancock, Robert

Mailing Address:	Delivery Address:

VANCOUVER BC V6P2N8	VANCOUVER BC V6P2N8
CANADA	CANADA

AUTHORED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

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